Filed Pursuant to Rule 424(b)(7)
Registration No. 333-215924

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 7, 2017)

40,000,000 Shares of Common Stock

The UAW Retiree Medical Benefits Trust (referred to in this prospectus supplement as the “selling stockholder” and the “VEBA Trust”) is offering pursuant to this prospectus supplement 40,000,000 shares of our common stock, par value $0.01 per share. We are not selling any shares of our common stock in this offering. We will not receive any proceeds from the sale of the shares by the selling stockholder.

Our common stock is listed on the New York Stock Exchange under the symbol “GM”. On February 26, 2018, the last reported sale price of our common stock on the NYSE was $41.54 per share.

Subject to the completion of this offering, we are repurchasing from the underwriters a portion of the 40,000,000 shares of our common stock offered hereby having an aggregate value of approximately $100 million at a price per share equal to the price per share that the underwriters will pay to the selling stockholder for the shares in this offering.

Please carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the documents we incorporate by reference, before you invest in our common stock.

Investment in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, in the accompanying prospectus and in our periodic reports filed from time to time with the U.S. Securities and Exchange Commission.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any related free writing prospectus. Any representation to the contrary is a criminal offense.

The underwriters have agreed to purchase the common stock from the selling stockholder at a price of $        per share, which will result in approximately $        million of proceeds to the selling stockholder, before expenses. The underwriters may offer the shares of common stock, excluding the shares to be repurchased by us, from time to time in one or more transactions on the NYSE, on the over-the-counter market, through negotiated transactions or otherwise, at market prices, at prices related to market prices or at negotiated prices. See “Underwriting.”

The underwriters expect to deliver the shares of our common stock on or about                 , 2018.

Citigroup	Barclays

The date of this prospectus supplement is                 , 2018

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement, the accompanying prospectus and any related free writing prospectus relate to a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. This prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock, risks relating to our common stock and other information you should know before investing. You should carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, along with all of the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

In this prospectus supplement, unless the context indicates otherwise, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors” or “GM” refer to General Motors Company and, where appropriate, its subsidiaries.

Neither we, the selling stockholder, nor any underwriter has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholder, nor any underwriter take responsibility for, and neither we, the selling stockholder, nor any underwriter provide any assurance as to the reliability of, any other information that others may give you. We have not, the selling stockholder has not and the underwriters have not, authorized any other person to provide you with different information. We are not, the selling stockholder is not, and no underwriter is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, in the accompanying prospectus, in any document incorporated by reference herein or therein, and in any related free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement may add to, update or change the information contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary describes aspects of our business and our common stock, but it does not contain all of the information that you should consider in making your investment decision. You should carefully read all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section beginning on page S-4 of this prospectus supplement, the risk factors in the accompanying prospectus and in our periodic reports filed from time to time with the SEC and our financial statements and related notes, along with all of the information contained in any related free writing prospectus, before making an investment decision.

General Motors Company

Overview

General Motors Company was incorporated as a Delaware corporation in 2009. We design, build and sell cars, trucks, crossovers and automobile parts worldwide. We also provide automotive financing services through General Motors Financial Company, Inc. (“GM Financial”).

Automotive

Our automotive operations meet the demands of our customers through our automotive segments: GM North America (“GMNA”) and GM International (“GMI”). GMNA meets the demands of customers in North America with vehicles developed, manufactured and/or marketed under the Buick, Cadillac, Chevrolet and GMC brands. GMI primarily meets the demands of customers outside North America with vehicles developed, manufactured and/or marketed under the Buick, Cadillac, Chevrolet, GMC and Holden brands. We also have equity ownership stakes in entities that meet the demands of customers in other countries, primarily in China, with vehicles developed, manufactured and/or marketed under the Baojun, Buick, Cadillac, Chevrolet, Jiefang and Wuling brands.

In addition to the vehicles we sell through our dealer network to retail customers, we also sell vehicles directly or through our dealer network to fleet customers, including daily rental car companies, commercial fleet customers, leasing companies and governments. Our customers can obtain a wide range of aftersale vehicle services and products through our dealer network, such as maintenance, light repairs, collision repairs, vehicle accessories and extended service warranties.

Automotive Financing—GM Financial

GM Financial is our global captive automotive finance company and our global provider of automobile finance solutions. GM Financial conducts its business in North America, South America and through a joint venture in China.

GM Financial provides retail loan and lease lending across the credit spectrum. Additionally, GM Financial offers commercial products to dealers that include new and used vehicle inventory financing, inventory insurance, and dealer loans, which are loans to finance improvements to dealership facilities, to provide working capital, and to purchase and/or finance dealership real estate. Other commercial products include financing for parts and accessories, dealer fleets and storage centers.

Corporate Information

Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 667-1500. Our website is www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement and in the accompanying prospectus solely as a textual reference.

Share Repurchase

Subject to the completion of this offering, we are repurchasing from the underwriters a portion of the 40,000,000 shares of our common stock offered hereby having an aggregate value of approximately $100 million at a price per share equal to the price per share that the underwriters will pay to the selling stockholder for the shares in this offering. We refer to this repurchase as the “share repurchase.” Assuming a repurchase price equal to $41.54 per share, the last sale price of our common stock on the New York Stock Exchange on February 26, 2018, this would result in a purchase by us of 2,407,318 shares of the common stock offered hereby. We intend to fund the share repurchase with available cash.

The Offering

Common stock offered by the selling stockholder	40,000,000 shares

Common stock to be sold to the public	shares

Common stock to be repurchased by us	shares (of the 40,000,000 shares offered hereby)

Common stock to be outstanding immediately after this offering and the share repurchase	shares

Common stock listing	Our common stock is listed on the New York Stock Exchange under the symbol “GM”.

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder in this offering.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement, in the accompanying prospectus, and in our periodic reports filed from time to time with the SEC for a discussion of risks you should carefully consider before deciding to invest in our common stock.

The number of shares of our common stock that will be outstanding immediately after this offering and the share repurchase is based on 1,403,042,620 shares of our common stock outstanding as of February 7, 2018, minus the                  shares that we are repurchasing from the underwriters in the share repurchase and that will no longer be outstanding following the consummation of this offering and the share repurchase, and excludes:

•	up to approximately 21 million shares of common stock issuable upon the exercise of outstanding warrants; and

•	up to approximately 36 million shares of common stock issuable upon settlement of outstanding equity compensation awards.

RISK FACTORS

Investment in our common stock involves risks. In addition to all of the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors set forth below and the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference herein, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof, before investing in our common stock.

Risks Related to our Common Stock

The sale or availability for sale of substantial amounts of our common stock could cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that large sales could occur, could depress the market price of our common stock. Of the approximately 1,403,042,620 shares of our common stock issued and outstanding at February 7, 2018, approximately 10.0% were held by the VEBA Trust. Following the completion of this offering, the VEBA Trust will have approximately     % of the outstanding shares of our common stock after giving effect to the share repurchase. Additional sales of our common stock by the VEBA Trust, or by any other holder of a substantial number of shares of our common stock, could cause the market price of common stock to decline. In addition, at February 7, 2018, there were warrants outstanding to acquire approximately 21 million shares of our common stock at an exercise price of $18.33 per share. Exercises of such warrants could cause the market price of our common stock to decline.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our Board of Directors may declare out of funds legally available for such purpose. Although our Board of Directors began declaring quarterly dividends on our common stock in the three months ended March 31, 2014, the declaration of any dividend on our common stock is a matter to be acted upon by our Board of Directors in its sole discretion, and will depend on business conditions, our financial condition, earnings, liquidity and capital requirements and other factors. Accordingly, our common stock dividend may be reduced or eliminated in the future. This could adversely affect the market price of our common stock.

Anti-takeover provisions contained in our organizational documents and Delaware law could delay or prevent a takeover attempt or change in control of our Company, which could adversely affect the price of our common stock.

Our certificate of incorporation, as amended (“Certificate of Incorporation”), our bylaws, as amended (“Bylaws”), and Delaware law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our Board of Directors. Our organizational documents include provisions:

•	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	limiting the ability of our stockholders to call and bring business before special meetings;

•	prohibiting our stockholders from taking action by written consent in lieu of a meeting except where such consent is signed by the holders of all shares of stock of the Company then outstanding and entitled to vote;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nomination of candidates for election to our Board of Directors; and

•	limiting the determination of the number of directors on our Board of Directors and the filling of vacancies or newly created seats on the board to our Board of Directors then in office.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in management.

In addition, we are subject to Section 203 of the General Corporation Law of the State of Delaware, which generally prohibits a corporation from engaging in various business combination transactions with any “interested stockholder” (generally defined as a stockholder who owns 15% or more of a corporation’s voting stock) for a period of three years following the time that such stockholder became an interested stockholder, except under certain circumstances including receipt of prior board approval.

Any provision of our Certificate of Incorporation or our Bylaws or Delaware law that has the effect of delaying or deterring a hostile takeover or change in control could limit the opportunity for investors to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

See the sections of the accompanying prospectus entitled “Overview of Our Capital Stock—Certain Provisions of Our Certificate of Incorporation and Bylaws” and “Overview of Our Capital Stock—Certain Anti-Takeover Effects of Delaware Law” for a further discussion of these provisions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder in this offering.

DIVIDEND POLICY

Our Board of Directors began declaring quarterly dividends on our common stock in the three months ended March 31, 2014. It is anticipated that dividends on our common stock will continue to be declared and paid quarterly. However the declaration of any dividend on our common stock is a matter to be acted upon by our Board of Directors in its sole discretion. Any dividend will be paid out of funds legally available for that purpose. Our payment of dividends in the future will depend on business conditions, our financial condition, earnings, liquidity and capital requirements and other factors. For more information on the cash dividends declared on our common stock for the years ended December 31, 2017, 2016 and 2015, refer to “Item 6. Selected Financial Data” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference into this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We use words like “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would” or the negative of any of those words or similar expressions to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference under the captions “Risk Factors” and “Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

SELLING STOCKHOLDER

This prospectus supplement relates to the resale of shares of our common stock by the selling stockholder. The following table sets forth as of February 7, 2018 information regarding the beneficial ownership of shares of our common stock by the selling stockholder.

The number of shares beneficially owned by the selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In addition, under these rules, an individual or entity beneficially owns any shares issuable upon the exercise of any options or warrants held by such person or entity that were exercisable on February 7, 2018 or within 60 days after February 7, 2018. In computing the percentage ownership of each individual and entity, the number of outstanding shares of our common stock includes any shares subject to options or warrants held by that individual or entity that were exercisable on or within 60 days after February 7, 2018.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering	Percentage Beneficially Owned Prior to Offering (1)	Shares Being Offered	Shares Beneficially Owned After Offering	Percentage Beneficially Owned After Offering (2)
UAW Retiree Medical Benefits Trust, as advised by its independent fiduciary and investment manager Brock Fiduciary Services LLC (3)	140,150,000	10.0%	40,000,000	100,150,000		%

(1)	Based on 1,403,042,620 shares of our common stock outstanding on February 7, 2018.
(2)	Based on shares of our common stock outstanding following consummation of this offering and the share repurchase. This total is calculated based on 1,403,042,620 shares of our common stock outstanding as of February 7, 2018, minus shares that we are repurchasing from the underwriters in the share repurchase and that will no longer be outstanding following the consummation of this offering and the share repurchase.
(3)	In connection with the VEBA Trust’s acquisition in 2009 of the shares of GM common stock subject to this offering, the U.S. Department of Labor required the VEBA Trust to appoint an independent fiduciary to make all decisions with respect to the disposition of such shares. Brock Fiduciary Services LLC (“Brock Fiduciary”) is the independent fiduciary and investment manager to the VEBA Trust for these shares. The address of Brock Fiduciary is 521 Fifth Avenue, 39th Floor, New York, New York 10175. Brock Fiduciary has informed us that the proceeds from the sale of the shares of our common stock by the VEBA Trust in this offering will be solely for the benefit of the GM Separate Retiree Account of the VEBA Trust.

CERTAIN ERISA CONSIDERATIONS

Employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), are prohibited under Section 406 of ERISA from engaging in certain transactions with entities that are “parties in interest” to the plan, including entities that may be (or may be affiliates of) service providers or fiduciaries to the selling stockholder, unless an exemption, whether statutory (including Section 408(b)(17) of ERISA relating to transactions between a plan and certain service providers) or regulatory, is applicable to the transaction. Prospective purchasers of our common stock that may be “parties in interest” to the plan which is funded through the selling stockholder should consult with their counsel regarding the potential applicability of Section 406 of ERISA and the potential availability of an exemption, and there can be no assurance that any exemption, if required, will be available with respect to any particular transaction involving our common stock.

STOCKHOLDERS AGREEMENT WITH THE VEBA TRUST

In 2009, the Company and the VEBA Trust entered into a Stockholders Agreement (the “Stockholders Agreement”). The Stockholders Agreement obligates the VEBA Trust to vote its shares of our common stock on each matter presented to our stockholders at any meeting of our stockholders in the same proportionate manner as the holders of our common stock (other than the VEBA Trust, its affiliates and our directors and executive officers) voted in connection with each such matter. Pursuant to the Stockholders Agreement, the VEBA Trust has the right to designate one nominee to our Board of Directors for so long as its holding of shares of our common stock exceeds a specified ownership threshold, subject to the consent of the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the “UAW”) and approval by our Board of Directors (not to be unreasonably withheld). The VEBA Trust will be subject to the terms of the Stockholders Agreement until it beneficially owns less than two percent of the shares of our common stock then issued and outstanding.

MATERIAL UNITED STATES FEDERAL INCOME AND

ESTATE TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of material United States federal income and estate tax considerations to a Non-U.S. holder (as defined below) of the purchase, ownership and disposition of our common stock sold pursuant to this offering. Except where noted, this summary deals only with common stock that is held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change or differing interpretation, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions. This discussion does not address any state, local, or foreign tax consequences (nor except where noted, the application of tax treaties), nor any federal tax consequences other than federal income and estate tax consequences. Persons considering the purchase, ownership, or disposition of our common stock should consult their tax advisors concerning U.S. federal, state, local, foreign or other tax consequences in light of their particular situations.

A “Non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Special rules may also apply to certain Non-U.S. Holders, such as:

•	U.S. expatriates;

•	“controlled foreign corporations”;

•	“passive foreign investment companies”; and

•	investors in pass-through entities that are subject to special treatment under the IRC.

If an entity or other arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING

THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

Any distributions of cash or property on our common stock will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the Non-U.S. Holder’s tax basis in our common stock (determined on a share-by-share basis) and, thereafter, as capital gain from the sale or exchange of such common stock. See “—Gain on Disposition of Common Stock.”

Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, dividends paid to a Non-U.S. Holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States are not subject to the withholding tax (provided certain certification and disclosure requirements are satisfied), unless an applicable income tax treaty provides otherwise. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.

A Non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete an Internal Revenue Service Form W-8BEN or W-8BEN-E (or other applicable documentation) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. A Non-U.S. Holder whose dividends are effectively connected with a United States trade or business will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI (or, in certain cases, IRS Form W-8BEN-E or W-8BEN) certifying eligibility for exemption. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

While backup withholding and withholding under FATCA may apply upon the disposition of our common stock (see the discussion below), any gain realized on the disposition of our common stock generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” (“USRPHC”) for United States federal income tax purposes and certain other conditions are met.

A Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code. In addition, if a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes falls under the first bullet point immediately above, it may be subject to the branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed United States federal income tax returns with respect to such losses.

With respect to the third bullet point immediately above, we believe we are not and do not anticipate becoming a USRPHC for United States federal income tax purposes.

Federal Estate Tax

Common stock held by an individual treated as a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Information reporting generally will apply to the amount of dividends paid to each Non-U.S. Holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Proceeds of a disposition of our common stock conducted through a non-United States office of a non-United States broker generally will not be subject to information reporting or backup withholding. However, information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock and, for a disposition of our common stock occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). Certain countries have entered into intergovernmental agreements with the United States implementing FATCA and such agreements may provide different rules with respect to a foreign financial institution in such countries. Withholding under FATCA applies to payments as described above regardless of whether the recipient receives the payments as a beneficial owner or acting as an intermediary. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your tax advisor regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

THE UNITED STATES FEDERAL INCOME AND ESTATE TAX SUMMARY SET FORTH ABOVE IS FOR GENERAL INFORMATION PURPOSES ONLY, DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO OUR SHARES OF COMMON STOCK AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SHARES OF COMMON STOCK.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Citigroup Global Markets Inc. and Barclays Capital Inc. are acting as representatives, have severally agreed to purchase, and the selling stockholder has agreed to sell to the underwriters, severally, the number of shares indicated below:

Name	Number of Shares
Citigroup Global Markets Inc.
Barclays Capital Inc.

Total:	40,000,000

The underwriters are offering the shares of common stock subject to their acceptance of the shares from the selling stockholder, subject to prior sale and subject to their right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement and accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement and accompanying prospectus if any such shares are taken. The underwriting agreement also provides that if one or more underwriters default, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

Subject to the completion of this offering, we are repurchasing from the underwriters a portion of the 40,000,000 shares of our common stock offered hereby having an aggregate value of approximately $100 million at a price per share equal to the price per share that the underwriters will pay to the selling stockholder for the shares in this offering.

The underwriters have agreed to purchase the common stock from the selling stockholder at a price of $        per share, which will result in approximately $        million of proceeds to the selling stockholder before expenses. The underwriters propose to offer the shares of common stock, excluding the shares to be repurchased by us, from time to time for sale in one or more transactions on the New York Stock Exchange, on the over-the-counter market, through negotiated transactions or otherwise, at market prices, at prices related to market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom the underwriters may act as agent or to whom the underwriters may sell as principal. In connection with the sale of the shares of common stock offered hereby, excluding the shares to be repurchased by us, the underwriters may be deemed to have received compensation in the form of underwriting discounts.

We estimate that the total offering expenses payable by us for this offering (excluding the price we will pay for the shares to be repurchased by us) will be approximately $0.7 million.

Our common stock is listed on the New York Stock Exchange under the trading symbol “GM”.

We have agreed that, without the prior written consent of the representatives, on behalf of the underwriters, we will not, during the period ending 30 days after the date of this prospectus supplement (the “Company restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; or

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or such other securities,

whether any such transaction described above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise.

In addition, we have agreed that, without the prior written consent of the representatives, on behalf of the underwriters, we will not, during the Company restricted period, file with the SEC a registration statement under the Securities Act relating to any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock.

The selling stockholder has agreed that, without the prior written consent of the representatives, on behalf of the underwriters, it will not, during the period ending 90 days after the date of this prospectus supplement (the “selling stockholder restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (including without limitation, shares of common stock or any securities convertible into or exercisable or exchangeable for common stock which may be deemed to be beneficially owned by the selling stockholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant); or

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or such other securities convertible into or exercisable or exchangeable for shares of common stock, whether any such transaction described above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise.

In addition, the selling stockholder has agreed that, without the prior written consent of the representatives, on behalf of the underwriters, the selling stockholder will not, during the period ending 90 days after the date of this prospectus supplement, make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for shares of common stock.

The restrictions on us and the selling stockholder described above are subject to certain limited exceptions and do not apply to the sale of shares of common stock to the underwriters.

With respect to us, the restrictions above also do not apply to:

•	the issuance and/or sale of shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or the grant of equity-based awards (including options, restricted stock awards, restricted stock units, salary stock units and/or performance stock units) pursuant to the terms of any agreement or pursuant to any employee stock option plan, employee stock incentive plan or employee stock ownership plan existing as of the date of this prospectus supplement or described in the documents incorporated by reference herein;

•	the issuance of shares of common stock upon the conversion, exercise, exchange or settlement of any securities or equity-based awards that are convertible into, exercisable or exchangeable for, or which may be settled for, shares of common stock (including warrants, options, restricted stock awards, restricted stock units, salary stock units and performance stock units) and that are outstanding as of the date of this prospectus supplement or are described herein or in the documents incorporated by reference herein;

•	the issuance of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock in connection with transfers to dividend reinvestment plans or to employee benefit plans in effect as of the date of this prospectus supplement;

•	the issuance of shares of common stock to existing holders of such stock for purposes of effecting a stock dividend or stock split;

•	the issuance of, or the entering into of an agreement to issue, shares of common stock or any securities convertible into or exercisable or exchangeable for common stock as consideration or partial consideration for any bona fide merger, acquisition, business combination or other strategic or commercial transaction or relationship; provided that the shares of common stock, options, warrants or other convertible or exchangeable securities relating to common stock so issued or so agreed to be issued shall not have a fair market value (as reasonably determined by us after consultation with the representatives), at the time of the earlier of the issuance of such securities or the execution of the agreement to issue such securities, in an amount greater than $5.0 billion and provided that the recipient of any securities so issued shall prior to any such issuance execute a lock-up agreement containing substantially the same selling stockholder lock-up restrictions described in this “Underwriting” section for the balance of the 30-day Company restricted period; or

•	the filing of a registration statement on Form S-4 and/or Form S-8 (or any successor form) in connection with any of the foregoing exceptions.

With respect to the selling stockholder, the restrictions described above also do not apply to:

•	sales, transfers or other dispositions of shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock pursuant to sales plans pursuant to Rule 10b5-1;

•	transfers of common stock or any securities convertible into or exercisable or exchangeable for common stock as a bona fide gift or gifts;

•	distributions of common stock to members, limited partners, stockholders or creditors of the selling stockholder; or

•	transfers of common stock or any securities convertible into or exercisable or exchangeable for common stock to (i) us or (ii) a corporation, partnership, limited liability company or other entity that is a controlled or managed affiliate of the selling stockholder or controls or manages the selling stockholder or is under common control with the selling stockholder, provided that, in the case of any transfer or distribution pursuant to the second, third and fourth bullets above, each transferee shall sign and deliver to the representatives a lock-up letter containing substantially the same lock-up restrictions described above for the balance of the selling stockholder restricted period.

The representatives, in their sole discretion, may release the common stock and other securities in whole or in part at any time with or without notice.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time if they are commenced.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by an underwriter, or selling group member, if any, participating in this offering. The underwriters may allocate a number of shares of common stock for sale to online brokerage account holders. Internet distributions will be allocated on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for us for which they received or will receive compensatory fees and expense reimbursements. In addition, certain of the underwriters or their respective affiliates are lenders under our revolving credit facilities.

In the ordinary course of various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), each underwriter has represented and agreed that it has not made and will not make an offer of shares of our common stock that are the subject of this offering to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of our common stock, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(i)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any shares of our common stock that are the subject of this offering in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any shares of our common stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

Each underwriter has represented and agreed that:

•	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any shares of our common stock that are the subject of this offering other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning of that Ordinance; and

•	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the shares of our common stock, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares of our common stock that are the subject of this offering have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any shares of our common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement (and the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement (and the accompanying prospectus) and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock that are the subject of this offering may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares of our common stock under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Jenner & Block LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP. Certain legal matters will be passed upon for Brock Fiduciary, the independent fiduciary and investment manager to the selling stockholder solely for the benefit of the GM Separate Retiree Account, by Milbank, Tweed, Hadley & McCloy LLP.

EXPERTS

The financial statements of General Motors Company incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of General Motors Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC that is incorporated by reference will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of completion of this offering (provided, however, that this prospectus supplement does not incorporate by reference any documents, reports or filings, or portions of any documents, reports or filings, that are deemed to be furnished and not filed under applicable SEC rules):

GM SEC Filings (File No. 001-34960)	Period
Annual Report on Form 10-K	Year ended December 31, 2017 (filed with the SEC on February 6, 2018)

The portions of our Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016	Date filed: April 13, 2017

Current Reports on Form 8-K	Dates filed: February 12, 2018 and February 13, 2018

The description of the common stock set forth in our registration statement on Form 8-A, filed November 10, 2010, and any amendments and reports filed for the purpose of updating such description.

You may request a copy of the documents incorporated by reference into this prospectus supplement, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of Thomas S. Timko, Vice President, Controller, Chief Accounting Officer and Global Business Services, at the following address and telephone number:

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 667-1500

You may also find additional information about us, including the documents mentioned above, on our website at http://www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as a textual reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including GM. We are not incorporating the contents of the SEC website into this prospectus supplement. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005, where our common stock is listed.

PROSPECTUS

GENERAL MOTORS COMPANY

Debt Securities

Preferred Stock

Common Stock

Warrants

This prospectus contains summaries of the general terms of the securities we may offer from time to time:

•	debt securities, in one or more series,

•	shares of our preferred stock, par value $0.01 per share,

•	shares of our common stock, par value $0.01 per share,

•	warrants to purchase any of the other securities that may be sold under this prospectus, or

•	any combination of these securities.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the terms of the offering.

Our common stock is listed on the New York Stock Exchange under the symbol “GM” and on the Toronto Stock Exchange under the symbol “GMM.”

You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

Investment in our securities involves risk. See “Risk Factors” beginning on page 2 of this prospectus, the risk factors in our periodic reports filed from time to time with the Securities and Exchange Commission and any risk factors set forth in the accompanying prospectus supplement and in the documents incorporated by reference into the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. Under this shelf process, any combination of the securities described in this prospectus may be sold in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, along with all of the information incorporated by reference herein and therein, before making an investment decision.

In this prospectus, unless the context indicates otherwise, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors,” or “GM” refer to General Motors Company and, where appropriate, its subsidiaries.

We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the accompanying prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) prior to the termination of the offering under this prospectus ( provided, however , that this prospectus does not incorporate by reference any documents, reports or filings, or portions of any documents, reports or filings, that are deemed to be furnished and not filed under applicable SEC rules):

GM SEC Filings (File No. 001-34960)	Period
Annual Report on Form 10-K	Year ended December 31, 2016 (filed with the SEC on February 7, 2017)
Current Report on Form 8-K	Dates filed: January 10, 2017 (with respect to Item 8.01 only)
The description of the common stock set forth in our registration statement on Form 8-A filed November 10, 2010.

You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of Thomas S. Timko, Vice President, Controller and Chief Accounting Officer, at the following address and telephone number:

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 556-5000

You may also find additional information about us, including the documents mentioned above, on our website at http://www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

RISK FACTORS

Investment in any of the securities involves risk. In addition to all of the other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained or incorporated by reference in the accompanying prospectus supplement before acquiring any of the securities.

GENERAL MOTORS COMPANY

General Motors Company was incorporated as a Delaware corporation in 2009.We design, build and sell cars, trucks, crossovers and automobile parts worldwide. We also provide automotive financing services through General Motors Financial Company, Inc. (GM Financial).

Our automotive operations meet the demands of our customers through our automotive segments: GM North America (GMNA), GM Europe (GME), GM International Operations (GMIO) and GM South America (GMSA).

Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 556-5000. Our website is www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the consolidated ratio of our earnings to fixed charges for each of the periods indicated:

Years Ended December 31,
2016	2015	2014	2013	2012
4.92	4.35	2.97	5.85	(a)

(a)	Earnings in the year ended December 31, 2012 were inadequate to cover fixed charges. Additional earnings of $28.8 billion in the year ended December 31, 2012 would have been necessary to bring the ratio for this period to 1.0.

CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table presents the consolidated ratio of our earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

Years Ended December 31,
2016	2015	2014	2013	2012
(a)	(a)	1.81	1.97	(b)

(a)	In December 2014 we redeemed the remaining outstanding shares of our Series A Fixed Rate Cumulative Perpetual Preferred Stock, and no shares of preferred stock were outstanding during the years ended December 31, 2016 and 2015.

(b)	Earnings in the year ended December 31, 2012 were inadequate to cover combined fixed charges and preferred stock dividends. Additional earnings of $29.7 billion in the year ended December 31, 2012 would have been necessary to bring the ratio for this period to 1.0.

USE OF PROCEEDS

The prospectus supplement of a particular offering will identify the use of proceeds for the offering.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Our use of words like “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would” or the negative of any of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

OVERVIEW OF OUR CAPITAL STOCK

The following description of the material provisions of our capital stock is based upon our certificate of incorporation, as amended (Certificate of Incorporation), our bylaws, as amended (Bylaws), the warrant agreement for our outstanding warrants and applicable provisions of law, in each case as currently in effect as of the date of this prospectus, and is qualified in its entirety by reference to the provisions of those documents.

Certain provisions of the General Corporation Law of the State of Delaware (the DGCL), our Certificate of Incorporation, and our Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests.

Common Stock

As of January 31, 2017, 1,497,964,557 shares of our common stock were issued and outstanding. The general terms of our common stock are described below within the section of this prospectus entitled “Description of Common Stock.”

Warrants

During 2009, we issued a set of warrants to acquire 136,363,635 shares of common stock that are exercisable at any time prior to 5:00 p.m. New York City time, on July 10, 2019 at an exercise price of $18.33 per share and that are listed on the New York Stock Exchange under the symbol “GM.WS.B.”

As of January 31, 2017, there were a total of 41,873,696 of such warrants outstanding. The number of the warrants and the per share exercise price thereof are subject to adjustment as a result of certain events, including stock splits, reverse stock splits and stock dividends.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Amendments to Our Certificate of Incorporation

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is generally required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;

•	increase or decrease the par value of the shares of such class; or

•	alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in our Board of Directors

Our Bylaws provide that any vacancy occurring in our board of directors (Board of Directors) for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if they do not constitute a quorum. Each director so elected shall hold office for a term expiring at the same time as the terms of the directors serving at the time the director joins the Board of Directors. Each such director shall hold office until his or her successor is elected and qualified, unless the director dies, resigns or otherwise leaves the Board of Directors before then.

Special Meetings of Stockholders

Under our Bylaws, special meetings of stockholders may be called at any time by the chairman of the Board of Directors or by a majority of the members of the Board of Directors. Our Bylaws further provide that the Board of Directors shall call a special meeting upon the written request of the record holders of at least 25%, in the aggregate, of the voting power of the outstanding shares of all classes of shares entitled to vote at such a meeting, subject to requirements and limitations set forth in our Bylaws.

Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Notice of Stockholder Director Nominations and Stockholder Business

Under our Bylaws, nominations for the election of directors may be made by the Board of Directors in accordance with the stockholders agreement dated October 15, 2009 among us and the other parties thereto or by any stockholder entitled to vote for the election of directors who complies with the applicable notice and other requirements set forth in our Bylaws.

If a stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to our Board of Directors, our Bylaws contain certain procedures that must be followed for the advance timing required for delivery of stockholder notice of such nomination or other business and the information that such notice must contain.

Proxy Access Nominations

Under our Bylaws, we must include in our proxy statement for an annual meeting the name, together with certain other required information, of any person nominated for the election of directors in compliance with specified provisions in our Bylaws by a single shareholder that satisfies (or by a group of no more than 20 shareholders that satisfy) various notice and other requirements specified in our Bylaws. Among other requirements in our Bylaws, such shareholder or group of shareholders would need to provide evidence verifying that the shareholder or group owns, and has owned continuously for the preceding three years, at least 3% of the issued and outstanding voting shares of the Company. Our Bylaws contain limitations on the maximum number of nominees submitted by shareholders that we would be required to include in our proxy statement for an annual meeting.

Stockholder Action by Written Consent without a Meeting

Our Certificate of Incorporation provides that no action that is required or permitted to be taken by our stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting except where such consent is signed by the holders of all shares of stock of the Company then outstanding and entitled to vote thereon. Our Bylaws also contain notice and procedural requirements applicable to persons seeking to have the stockholders authorize or take corporate action by written consent without a meeting.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in various business combination transactions with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless:

•	the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board of Directors prior to the time the interested stockholder obtained such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an “interested stockholder.” In general, an “interested stockholder” is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of the corporation’s voting stock.

However, the restrictions contained in Section 203 will not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we had a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

GENERAL DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

The following securities may be offered, at any time and from time to time, pursuant to this prospectus:

•	our debt securities, in one or more series;

•	shares of our preferred stock, par value $0.01 per share;

•	shares of our common stock, par value $0.01 per share;

•	warrants to purchase any of the other securities that may be sold under this prospectus; or

•	any combination of these securities.

Securities offered under this prospectus may be exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be issued under an indenture dated as of September 27, 2013 between us and The Bank of New York Mellon, as trustee, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part and which is incorporated by reference herein, subject to such amendments or supplemental indentures as are adopted from time to time. We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indenture.

We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the TIA). You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture that may be important to you before investing in our debt securities.

Wherever terms are used but not defined in this section of the prospectus, those terms have the meanings assigned to them in the indenture, it being intended that those defined terms will be incorporated herein by reference. For purposes of this section of the prospectus, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors” or “GM” refer to General Motors Company (parent company only) and not any of its subsidiaries.

General Terms

We may issue debt securities at any time and from time to time in one or more series under the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. A series of debt securities may be guaranteed by one or more of our subsidiaries. The indenture does not limit the amount of debt securities that may be issued thereunder and will govern debt securities up to the aggregate principal amount that we may authorize from time to time. Any such limit applicable to a particular series of debt securities will be specified in the prospectus supplement relating to that series.

We will describe the specific terms of each series of debt securities being offered in a supplement to this prospectus. These terms may include, but are not limited to, some or all of the following:

•	the title of the debt securities of that series;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the date or dates on which principal and premium, if any, of the debt securities of that series, or any tranche thereof, is payable;

•	the rate or rates at which the debt securities of that series, or any tranche thereof,will bear interest, or any formula or other method or means by which such rate or rates shall be determined, by reference to an index or other fact or event or otherwise;

•	the date or dates from which such interest will accrue, and the dates on which such interest will be payable;

•	our right, if any, to extend the interest payment periods and the duration of any such extension;

•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of that series, or any tranche thereof, may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase debt securities of that series, of any tranche thereof, pursuant to any sinking fund provision or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions on which debt securities of that series, or any tranche thereof, must be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to any of our other debt;

•	the denominations in which the debt securities of that series will be issuable;

•	if other than the entire principal amount of the debt securities of that series, the portion of the principal amount that will be payable upon acceleration of maturity as a result of a default on our obligations;

•	if other than U.S. dollars, the currency or currencies in which the principal of or any premium or interest on the debt securities of that series will be payable;

•	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those debt securities, in securities or other property, the type and amount of such securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	any addition to or change in the events of default which apply to, and covenants for the benefit of the holders of, the debt securities of that series;

•	the terms and conditions, if any, pursuant to which the debt securities of that series may be converted into or exchanged for securities or other property of us or any other person;

•	the nature and terms of any collateral security, assurance or guaranty for the debt securities of that series;

•	the terms, if any, on which the debt securities of that series will be guaranteed by any of our subsidiaries; and

•	any other specific terms of the debt securities of that series.

The indenture does not contain any covenant or other specific provision affording protection to holders of debt securities in the event of a highly leveraged transaction or a change in control of us, except to the limited extent described under “Consolidation, Merger or Sale of Assets.”

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement for such debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations with respect to the debt securities of any series under the indenture (with the exception of specified provisions as provided in the indenture), when: (i) either:

•	all debt securities of such series previously authenticated and delivered have been delivered to the trustee for cancellation; or

•

all debt securities of such series not previously delivered to the trustee for cancellation (i) have become due and payable (whether at stated maturity, early redemption or otherwise), (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and in each case, we have deposited or caused to be deposited with the trustee as funds in trust solely for the benefit of the holders of the debt securities of such series, an amount in cash in the currency or composite currency in which the debt securities of such series are denominated, “eligible obligations” (which means (1) with respect to debt securities denominated in U.S. dollars, U.S. government obligations, or (2) with respect to debt securities denominated in a currency other than U.S. dollars or in a composite currency, such other obligations or instruments as may be specified for such debt securities) or any combination thereof, sufficient to pay the principal of, and any premium and interest on, the debt securities of such series to the date of deposit (in the case of debt securities that have become due and payable) or the stated maturity date or redemption date thereof; and

(ii)	we have paid or caused to be paid all other sums payable under the indenture by us with respect to such series; and

(iii)	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series have been complied with.

We may elect at any time to have our obligations under the indenture discharged with respect to any series of debt securities (legal defeasance), unless such series of debt securities was designated as not being defeasible. Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by debt securities of such series and the provisions of the indenture relating to such series of debt securities shall be satisfied and discharged and shall no longer be in effect, except for:

(i)	the rights of holders of the debt securities of such series to receive, solely from the funds deposited with the trustee, payment of the principal of (and premium, if any) and interest when due;

(ii)	our obligations with respect to the debt securities of such series concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities, maintenance of an office or agency and money for security payments held in trust, and, if we shall have designated a redemption date, our obligations concerning the redemption of the debt securities of such series;

(iii)	the rights, powers, trusts, duties and immunities of the trustee under the indenture; and

(iv)	the defeasance provisions of the indenture.

In addition, we may elect at any time to have our obligations under certain covenants in the indenture and the debt securities released with respect to any series of debt securities (covenant defeasance), unless such series of debt securities was designated as not being defeasible. Any failure to comply with these obligations will not constitute an event of default with respect to the debt securities of such series.

The following are the conditions to the applications of legal defeasance or covenant defeasance to any series of debt securities:

(i)	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series:

•	cash in dollars (or such other currency or composite currency in which such debt securities are denominated) in an amount sufficient;

•	eligible obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, on or before the due date of any payment, money in an amount sufficient; or

•	a combination of such cash and eligible obligations in an amount sufficient,

in each case, in the written opinion of a nationally recognized firm of independent certified public accountants, to pay and discharge (1) the principal of (and premium, if any) and interest on such debt securities of such series at the stated maturity or redemption date and (2) any mandatory sinking fund payments applicable to the debt securities of such series on the day on which such payments are due and payable;

(ii)	in the case of legal defeasance, subject to certain exceptions, we have delivered to the trustee an opinion of counsel to the effect that, based upon an Internal Revenue Service ruling or a change in law, the holders of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

(iii)	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

(iv)	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

(v)	no event of default or event that with notice or lapse of time would become an event of default with respect to the debt securities of such series has occurred and is continuing at the date of such deposit or, with regard to any event of default relating to bankruptcy or insolvency, during the period ending on the 91st day after the date of such deposit;

(vi)	we shall have delivered to the trustee an agreement whereby we irrevocably agree to forfeit our rights, if any, to extend the interest payment periods on such debt securities pursuant to the indenture;

(vii)	the legal defeasance or covenant defeasance will not (i) cause the trustee with respect to the debt securities of such series to have certain conflicting interests for purposes of the TIA with respect to the debt securities of such series, or (ii) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(viii)	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with; and

(ix)	if we have deposited or caused to be deposited money or eligible obligations to pay or discharge the principal of (and premium, if any) and interest on the debt securities of a series to and including a redemption date pursuant to clause (i) above, such redemption date shall be irrevocably designated by a board resolution delivered to the trustee on or prior to the date of deposit of such money or eligible obligations, and such board resolution shall be accompanied by an irrevocable written request by us that the trustee give notice of such redemption in our name, and at our expense, not less than 30 nor more than 60 days prior to such redemption date.

Consolidation, Merger or Sale of Assets

The indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (including any individual, corporation or partnership), unless:

(i)	either (x) we shall be the continuing corporation or the successor corporation or (y) the person formed by such consolidation or into which we are merged or the person that acquires by conveyance, transfer or lease our properties and assets substantially as an entirety shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all of the outstanding debt securities and the performance of our covenants under the indenture;

(ii)	immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(iii)	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with these provisions (except that such opinion of counsel need not opine as to clause (ii) above).

In the event of any such consolidation or merger or any conveyance, transfer or lease of all or substantially all our properties and assets, any such successor will be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if it had been named in the indenture as obligor.

Modification of the Indenture

The indenture contains provisions permitting us and the trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the debt securities of any series or of the coupons pertaining to such debt securities under the indenture, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series at the time outstanding under the indenture which are affected by such supplemental indenture, voting as one class, provided , however , that if there are debt securities of more than one series of equal ranking outstanding under the indenture and if a proposed supplemental indenture shall directly affect the rights of the holder of debt securities of one or more, but less than all, of such series, then the consent only of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series so directly affected, considered as one class, shall be required, provided further that, without the consent of the holder of each outstanding debt security so affected, no such supplemental indenture may:

(i)	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount or premium, if any, thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or reduce the amount of principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the indenture, or change the coin or currency (or other property) in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date, or, in the case of repayment at the option of the holders, on or after the repayment date); or

(ii)	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences provided for in the indenture; or

(iii)	modify any of the provisions of the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities, except to increase any such percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

(iv)	modify any of the above provisions.

The indenture contains provisions permitting us and the trustee to enter into supplemental indentures, without the consent of the holders of any debt securities, for any of the following purposes:

(i)	to evidence the succession of another person to us and the assumption by any such successor of the covenants applicable to us under the indenture and in the debt securities; or

(ii)	to add to the covenants applicable to us for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us under the indenture; or

(iii)	to add any additional events of default with respect to all or any series of debt securities; or

(iv)	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to permit or facilitate the issuance of debt securities in uncertificated form; or

(v)	to change or eliminate any of the provisions of the indenture, or to add any new provision to the indenture, in respect of one or more series of debt securities; provided, however , that any such change, elimination or addition either (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision or (B) shall become effective only when there is no such debt security outstanding; or

(vi)	to add collateral security with respect to the debt securities of any series and to provide for the terms and conditions of release or substitution thereof; or

(vii)	to establish the issuance of and establish the form, terms and conditions of any additional debt securities of any series or tranche thereof as permitted by the indenture; or

(viii)	to provide for uncertificated debt securities in addition to or in place of all, or any series or tranche of, certificated debt securities; or

(ix)	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the indenture; or

(x)	to provide for a separate trustee or co-trustee; or

(xi)	to change any place or places where (a) the principal of or premium, if any, or interest, if any, on all or any series of debt securities shall be payable, (b) all or any series of debt securities may be surrendered for registration or transfer, (c) all or any series of debt securities may be surrendered for exchange and (d) notices and demands to us in respect of all or any series of debt securities and the indenture may be served; or

(xii)	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, or any tranche thereof, pursuant to the terms of the indenture, provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or tranche or any other series of debt securities in any material respect; or

(xiii)	to add one or more guarantees for the benefit of the holders of all or any series of debt securities under the indenture or evidence the release, termination or discharge of any such guarantee when such release, termination or discharge is permitted under the indenture; or

(xiv)	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture; or

(xv)	to make any other provisions with respect to matters or questions arising under the indenture, provided that such action pursuant to this clause shall not adversely affect in any material respect the interests of the holders of any debt securities of any series outstanding on the date of such supplemental indenture.

The indenture also permits us and the trustee to enter into supplemental indentures, without the consent of the holders of any debt securities, to implement certain changes to the indenture if the TIA as in effect at the date of the execution and delivery of the indenture or at any time thereafter becomes amended.

Events of Default

An event of default with respect to debt securities of any series is defined in the indenture as being any one of the following events, unless such event is either inapplicable to a particular series or it is specifically deleted or modified with respect to such series of debt securities:

(i)	default in the payment of interest on any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; provided that a valid extension of the interest payment period by us as permitted under the terms of any debt security of that series shall not constitute a failure to pay interest for this purpose;

(ii)	default in the payment of the principal of (or premium, if any, on) any debt security of that series when due (and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days);

(iii)	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series and continuance of such default for a period of 30 days; or

(iv)	default in the performance, or breach, of any of our covenants or warranties in the indenture (other than covenants or warranties referred to in clauses (i), (ii) and (iii) above and covenants solely for the benefit of one or more series of debt securities other than that series) and continuance of such default or breach for a period of 90 days after we have been given written notice of default from the trustee or we and the trustee have been given written notice of default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; or

(v)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; or

(vi)	any other event of default provided with respect to debt securities of that series pursuant to the indenture.

If an event of default under the indenture with respect to any series of outstanding debt securities occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may by written notice declare the principal amount of the debt securities of such series (or, if the debt securities of such series are original issue discount securities or indexed securities, such portion of the principal amount of such debt securities as may be specified in the terms thereof) to be due and payable immediately and upon such declaration such principal amount (or specified amount), together with all accrued and unpaid interest thereon, shall become immediately due and payable. If an event of default under the indenture specified in clause (v) above occurs, then the principal amount of all the debt securities of each series then outstanding (or if any such debt securities are original issue discount securities or indexed securities, such portion of the principal amount of such debt securities as may be specified in the terms thereof) will automatically become immediately due and payable, together with all accrued and unpaid interest thereon, without any declaration or other act on the part of the trustee or any holders of the debt securities.

At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the event or events of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequence shall, without further act, be deemed to have been rescinded and annulled if (i) all events of default with respect to debt securities of that series, other than nonpayment of the principal of and accrued and unpaid interest on the debt securities of such series that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture, and (ii) we have paid or deposited irrevocably with the trustee a sum sufficient to pay (A) all overdue interest of all debt securities of such series, (B) the principal of (and premium, if any, on) any debt securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such debt securities, (C) to the extent lawful, interest upon overdue interest at the rates borne by the debt securities of such series, unless another rate is provided in such debt securities and (D) certain amounts due to the trustee. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults with respect to such series, except a default in paying principal, premium (if any) or interest on any debt security of that series, and except in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the outstanding debt securities of that series affected.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal, premium or interest, no holder of any debt security of any series may institute any action against us with respect to the indenture unless:

•	the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the action;

•	the requesting holders have offered the trustee indemnity against the reasonable expenses and liabilities to be incurred in complying with the request;

•	the trustee has not instituted the action within 60 days of receipt of the request and offer of indemnity; and

•	no direction inconsistent with the written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

If an event of default shall have occurred and be continuing in respect to any series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series; provided, however , that if an event of default has occurred and is continuing with respect to more than one series of debt securities of equal ranking, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of equal ranking, considered as one class, shall have the right to make such direction, and not the holders of the debt securities of any one of such series of equal ranking; provided, further that (1) such direction shall not be in conflict with any rule of law or with the indenture, and (2) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Book-Entry; Delivery and Form; Global Securities

Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Unless otherwise specified in the applicable prospectus supplement, each such global security will be deposited with the trustee as custodian for The Depository Trust Company (DTC) and registered in the name of a nominee of DTC in New York, New York.

Ownership of beneficial interests in a global security will be limited to persons who have accounts with DTC (DTC participants) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon the issuance of a global security and deposit of the global security with DTC’s custodian, DTC will credit portions of the principal amount of the global security to the accounts of DTC participants; and

•	ownership of beneficial interests in a global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants or persons who hold interests through DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in a global security may not be exchanged for debt securities in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Securities

All interests in the global securities will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee nor any underwriter is responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt security represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have a debt security represented by the global security registered in their names;

•	will not receive or be entitled to receive a physical, certificated debt security; and

•	will not be considered the owners or holders of the debt security represented by the global security under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTC to exercise any rights of a holder of the debt security under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the debt securities represented by a global security will be made on behalf of GM by the trustee or other paying agent to DTC or its nominee as the registered holder of the global security. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a global security to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security.

Certificated Debt Securities

A global security may be exchanged for debt securities in physical, certificated form (which would be registered in such names as DTC shall direct) only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global security and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated debt securities; or

•	events of default with respect to the debt securities under the indenture should occur and be continuing.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of us, any of our affiliates, or any successor corporation shall have any liability for any obligation, covenant or agreement of us or any guarantor under the indenture or any supplemental indenture or in the debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon is the trustee under the indenture.

The indenture provides that if the trustee has or acquires any conflicting interest within the meaning of the TIA with respect to the debt securities of any series, it must either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the TIA and the indenture.

DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation authorizes our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $0.01 per share, without the approval of our stockholders. Our Board of Directors is authorized to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Our Certificate of Incorporation currently authorizes our Board of Directors to issue 2,000,000,000 shares of preferred stock. As of January 31, 2017, there were no shares of preferred stock outstanding. The terms of any shares of preferred stock offered pursuant to this prospectus will be set forth in an applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

Our only class of common stock is our common stock, par value $0.01 per share. Our Certificate of Incorporation currently authorizes our Board of Directors to issue 5,000,000,000 shares of common stock. As of January 31, 2017 1,497,964,557 shares of our common stock were issued and outstanding. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Dividends

The DGCL and our Certificate of Incorporation do not require our Board of Directors to declare dividends on our common stock. The declaration of any dividend on our common stock is a matter to be acted upon by our Board of Directors in its sole discretion. Our payment of dividends on our common stock in the future will be determined by our Board of Directors in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.

The DGCL restricts the power of our Board of Directors to declare and pay dividends on our common stock. The amounts which may be declared and paid by our Board of Directors as dividends on our common stock are subject to the amount legally available for the payment of dividends on our common stock by us under the DGCL. In particular, under the DGCL, we can only pay dividends to the extent that we have surplus—the extent by which the fair market value of our net assets exceeds the amount of our capital—or to the extent of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, dividends on our common stock are subject to any preferential rights on any outstanding series of preferred stock authorized for issuance by our Board of Directors in accordance with our Certificate of Incorporation.

Voting Rights

Our Certificate of Incorporation provides that, except as may otherwise be provided in a certificate of designations relating to any outstanding series of preferred stock or by applicable law, the holders of shares of common stock shall be entitled to one vote for each such share upon each matter presented to the stockholders and the common stock shall have the exclusive right to vote for the election of directors and for all other purposes. Our common stockholders do not possess cumulative voting rights.

Under our Bylaws, in uncontested elections of directors, those nominees receiving the affirmative vote of a majority of the votes cast with respect to that director’s election at a meeting at which a quorum is present shall be elected. A majority of votes cast means that the number of votes for a nominee must exceed 50% of the votes cast with respect to the election of that nominee (excluding any abstentions). In certain contested elections, the nominees who receive a plurality of votes cast with respect to the election of directors at a meeting at which a quorum is present shall be elected. Under our Bylaws, any other corporate action put to a stockholder vote shall be decided by the vote of the holders of a majority of the voting power of the shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law, rule or regulation, including any stock exchange rule or regulation, applicable to the Company.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of our common stock would be entitled to receive, after payment or provision for payment of all of our debts and liabilities, all of our assets available for distribution. Holders of our preferred stock, if any such shares are then outstanding, may have a priority over the holders of common stock in the event of any liquidation or dissolution.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “GM” and on the Toronto Stock Exchange under the symbol “GMM.”

DESCRIPTION OF WARRANTS

The terms of any warrants to purchase securities to be offered pursuant to this prospectus and a description of the material provisions of any applicable warrant agreement relating to such warrants will be set forth in an applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities may be offered through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation will be identified in a prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Jenner & Block LLP.

EXPERTS

The financial statements of General Motors Company incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of General Motors Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of SAIC General Motors Corp., Ltd. incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including GM. We are not incorporating the contents of the SEC website into this prospectus. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our common stock is listed.

Common Stock